PORTAL SERVICES AGREEMENT

     This Portal Services Agreement (this "Agreement") is entered into as of February 3, 2000 (the "Effective Date"), by and between Inktomi Corporation, a Delaware corporation with its principal place of business at 4100 East Third Avenue, Foster City, California 94404 ("Inktomi") and GPC Acquisition Corp. with its principal place of business at 960 Atlantic Avenue, Suite 200, Alameda, California 94501 ("Customer").

                                    RECITALS

     A. Inktomi utilizes its technology to provide a variety of services including without limitation those described on exhibits to this Agreement.

     B. Customer desires to retain Inktomi to provide certain of Inktomi's services to Customer in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, Inktomi and Customer agree as follows:

                                    AGREEMENT

     In consideration of the foregoing and the mutual promises contained herein the parties agree as follows:

     1. Definitions. For purposes of this Agreement, in addition to the other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

          1.1. "Intellectual Property Rights" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide.

          1.2. "Inktomi Icon" means an icon to be provided by Inktomi from time to time that indicates that Inktomi's technology is being used.

          1.3. "Inktomi Technology" means the computer software, technology and/or documentation which is supplied by Inktomi for use in or in connection with delivery of a Service, including without limitation all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein. The definition of "Inktomi Technology" shall include any supplemented definition set forth in an Exhibit for a Service.

          1.4. "Services" means the various services to be provided by Inktomi for Customer under this Agreement, as more fully described on the Exhibits attached to this Agreement.

          1.5. "Site" means a Web site and/or sites established and maintained by Customer or other authorized entity (to the extent permitted) through which end-users may access a Service as set forth in the Exhibit for such Service.

          1.6. "Term" shall have the meaning indicated in Section 9.

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          1.7.  "Web" means the World Wide Web,  containing,  inter alia,  pages written in hypertext markup language (HTML) and/or any similar successor technology.

          1.8. "Web page" means a document on the Internet which may be viewed in its entirety without leaving the applicable distinct URL address.

          1.9. "Web site" means a collection of inter-related Web pages.

     2. Provision of Services.

          2.1. Services. Subject to the terms and conditions of this Agreement, Inktomi shall provide each Service substantially in accordance with the functionality specifications, performance criteria and limitations specified in the Exhibit applicable to such Service.

          2.2. Additional Services. Upon request, and provided that Customer is current with service fees due under this Agreement, Inktomi may provide Customer additional services in addition to the Services set forth in the applicable Exhibit. Such additional service shall be mutually agreed upon by the parties and shall be set forth, in Inktomi's reasonable discretion, on a written work authorization or an additional Exhibit to this Agreement which upon execution, shall become binding between the parties. Such additional service, if provided pursuant to: (i) a written work authorization shall be provided at Inktomi's then applicable consulting rates and charges, and shall be deemed rendered pursuant to and in accordance with the terms of this Agreement; or (ii) an additional Exhibit shall be provided in accordance with the rates, charges, terms and conditions of such Exhibit and the terms of this Agreement. Any work authorizations issued under this Agreement shall be sequentially numbered.

          2.3. End-User Support. Inktomi shall provide technical support for a Service to the extent set forth in the Exhibit applicable to such Service. Except as set forth in such Exhibit, Customer, at its own expense, shall provide all support of the Site.

          2.4. Nonexclusive Services. Customer understands that Inktomi will provide the Services on a nonexclusive basis. Customer acknowledges that Inktomi has customized and provided, and will continue to customize and provide, its software and technology to other parties for use in connection with a variety of applications, including, without limitation, search engine, e-commerce and communication applications. Nothing in this Agreement will be deemed to limit or restrict Inktomi from customizing and providing its software and technology to other parties for any purpose or in any way affect the rights granted to such other parties. Inktomi reserves the right to notify other customers of the signing of this Agreement but agrees not to provide such notice before a public announcement by Customer of its business relationship with Inktomi or before commercial launch of a Service provided by Inktomi under this Agreement, whichever is earlier. Customer may not make any public announcement involving Inktomi without Inktomi approval, provided however, Customer may disclose information concerning this Agreement in order to comply with a valid order by a court or other governmental body, or as otherwise required by law, rule, or regulation.

     3. Intellectual Property Licenses/Ownership.

          3.1. Trademark Licenses. Inktomi hereby grants Customer a nontransferable, nonexclusive license to display the Inktomi Icon solely as required in order to comply with its attribution obligations for each Service. Customer hereby grants to Inktomi a nontransferable, nonexclusive license under Customer's trademarks during the Term to advertise that

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     Customer is using  Inktomi's  services.  Promptly  following  the Effective
     Date, each party will provide to the other party its trademark usage guidelines, as such guidelines may be amended from time to time. All uses of trademarks as set forth above shall be in accordance with such guidelines. For uses outside of such guidelines, a party will submit all materials of any kind containing the other party's nonconforming trademarks to the other party before release to the public for inspection, and such other party will have the right to approve or disapprove such material prior to its distribution. Except as set forth in this Section, nothing in this Agreement shall grant or shall be deemed to grant to one party any right, title or interest in or to the other party's trademarks. All use of Customer trademarks by Inktomi shall inure to the benefit of Customer, and all use of Inktomi trademarks by Customer shall inure to the benefit of Inktomi. At no time during or after the Term shall one party challenge or assist others to challenge the trademarks of the other party (except to the
     extent  such   restriction   is  prohibited  by  applicable   law)  or  the
     registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party.

          3.2. Inktomi Technology. As between Customer and Inktomi, Customer acknowledges that Inktomi owns all right, title and interest in and to the Inktomi Technology (except for any software licensed by third parties to Inktomi), and that Customer shall not acquire any right, title, and interest in or to the Inktomi Technology, except as expressly set forth in this Agreement. Customer shall not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from any Inktomi Technology, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. Customer will not remove, obscure, or alter Inktomi's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within any Inktomi software or documentation.

     4. Warranties and Disclaimer. Each party agrees as follows:

          4.1. Inktomi Warranties. Inktomi warrants that: (i) it has full power and authority to enter into this Agreement; and (ii) it owns all right, title and interest in and to the Inktomi Technology, and any portions and components thereof, including but not limited to, copyrights, patents, trade secrets and trademarks; and (iii) it has not previously and will not grant any rights in the Inktomi Technology to any third party that are inconsistent with the rights granted to Customer hereunder; and (iv) throughout the Term, each Service provided for Customer and the Inktomi Technology provided in connection with each such Service shall be free of material errors and defects and shall perform substantially in accordance with the performance criteria set forth on the applicable Exhibit for such Service. Inktomi does not warrant that the Services will meet all of Customer's requirements or that performance of the Services will be uninterrupted or error-free. INKTOMI MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT. IN PARTICULAR, INKTOMI MAKES NO WARRANTIES WHATSOEVER REGARDING THE NATURE OF THE MATERIAL CONTAINED IN THE DATABASE AND TO THE MAXIMUM EXTENT PERMITTED BY LAW DISCLAIMS ANY RESPONSIBILITY OR LIABILITY FOR SUCH MATERIAL.

          4.2. Inktomi Obligations. Inktomi's sole obligation under the foregoing warranties is to use reasonable efforts to correct any portion of the Inktomi Technology or its business practices that does not meet the foregoing warranties within a reasonable period of time. If Inktomi fails to do so, then Customer shall have the right to immediately terminate this Agreement. In addition, Customer may receive as a sole

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     remedy,  a refund of all  amounts  actually  paid by  Customer  under  that
     Exhibit for Services of this Agreement giving rise to Inktomi's failure to meet the foregoing warranty.

          4.3. Customer Warranties. Customer warrants that: (i) it has full power and authority to enter into this Agreement; (ii) it will seek all necessary governmental approvals required to effectuate this Agreement; and
     (iii) it shall perform the online services provided by Customer through the Site in accordance with all federal, state and local laws, including all professional registration requirements related thereto. CUSTOMER MAKES NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

         5.       Payments.

          5.1. Fees. Customer shall pay Inktomi fees for each of the Services in accordance with the applicable Schedule.

          5.2. Records. To the extent applicable for each Service and solely to the extent each party has obligations to make payments to the other party in connection with such Service each party shall: (i) maintain all records relevant to calculating service fees and/or revenues for a Service for a two (2) year period following the year in which any payments pertaining to such service fees and/or revenues were due; and (ii) have the right to examine the other party's records from time to time but no more than once every six (6) months to determine the correctness of any payment made under this Agreement. Such examination shall be conducted at reasonable times during the audited party's normal business hours and upon at least ten (10) business days' advance notice and in a manner so as not to unreasonably interfere with the conduct of the audited party's business. If any such examination indicates that the audited party has underpaid by more than five percent (5%) of the aggregate payments due for the period subject to such examination, the audited party shall reimburse the other party for reasonable costs of such examination.

          5.3. Taxes. Customer shall be responsible for all sales taxes, use taxes, withholding taxes, value added taxes and any other similar taxes imposed by any federal, state, provincial or local governmental entity on the transactions contemplated by this Agreement, excluding taxes based upon Inktomi's net income. When Inktomi has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Customer unless Customer provides Inktomi with a valid tax exemption certificate authorized by the appropriate taxing authority.

          5.4. Payment. All fees quoted and payments made hereunder shall be in U.S. Dollars. Customer shall pay all amounts due under this Agreement to Inktomi at the address indicated at the beginning of this Agreement or such other location as Inktomi designated in writing.

     6. Confidentiality.

          6.1. Definition of Confidential Information. All information and documents disclosed or produced by either party in the course of this Agreement which are disclosed in written form and identified by a marking thereon as proprietary, or oral information which is defined at the time of disclosure and confirmed in writing as confidential information within ten
     (10) business days of its disclosure, shall be deemed the "Confidential Information" of the disclosing party. Notwithstanding the above, the parties agree that any information (in any form, whether in tangible or intangible) relating to the Inktomi Technology is considered Confidential Information of Inktomi.

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          6.2.  Treatment  of  Confidential  Information.  Each party  agrees to protect the other party's Confidential Information in the same manner as such party protects its own Confidential Information of substantially similar proprietary value, but in no case less than with reasonable care. Each party agrees that it will use the Confidential Information of the other party only for the purposes of this Agreement and that it will not divulge, transfer, sell, license, lease, or otherwise disclose or release any such information or documents except to release to: (i) its employees or subcontractors who require access to such for purposes of carrying out such party's obligation hereunder; and (ii) persons who are employed as auditors by a public accounting firm or by a federal or state agency; and
     (iii) a governmental body or in response to a valid court order or as otherwise required by law, rule, or regulation. Each party will use reasonable efforts to advise any person obtaining Confidential Information that such information is proprietary and to obtain a written agreement obligating such person to maintain the confidentiality of any Confidential Information belonging to the party or its suppliers.

          6.3. No Other Confidential Information. Neither party shall have any obligation under this Section 6 for information of the other party which the receiving party can substantiate with documentary evidence that has been or is: (i) developed by the receiving party independently and without the benefit, use of, or reference to information disclosed hereunder by the disclosing party; (ii) lawfully obtained by the receiving party from a third party without restriction and without breach of this Agreement; (iii) publicly available without breach of this Agreement; or (iv) known to the receiving party prior to its receipt from the disclosing party.

     7. Indemnification.

          7.1. Inktomi Indemnification. With regard to each Service, Inktomi shall indemnify Customer solely as set forth on the applicable Exhibit for such Service.

          7.2. Customer Indemnification. Customer shall defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against
     Inktomi: (i) related to the services provided by Customer through the Site or representations, claims or statements pertaining thereto; and (ii) which, if true, would constitute a breach of any warranty, representation or covenant made by Customer under Section 4.3; provided, that, Inktomi promptly notifies Customer in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to Customer at Customer's expense and with Customer's choice of counsel. Inktomi shall cooperate with Customer, at Customer's expense, in defending or settling such claim and Inktomi may join in defense with counsel of its choice at its own expense. Customer shall not reimburse Inktomi for any expenses incurred by Inktomi without the prior written approval of Customer.

     8. Limitation of Liability.  TO THE MAXIMUM EXTENT  PERMITTED BY APPLICABLE
LAW, IN NO EVENT WILL THE TOTAL LIABILITY OF INKTOMI AND ITS LICENSORS AND SUPPLIERS ARISING OUT OF THIS AGREEMENT EXCEED EITHER THE TOTAL ANNUAL FEES PAID BY CUSTOMER FOR THE YEAR IN WHICH THE LIABILITY ARISES, OR IN THE FIRST YEAR $125,000, THE SECOND YEAR $150,000, AND THE THIRD YEAR $175,000, WHICHEVER IS GREATER. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, INKTOMI AND ITS LICENSORS AND SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST DATA, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT, PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE, AND WHETHER OR NOT IT WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH

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DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF
ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     9. Term and Termination.

          9.1. Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in force as specified in Schedule 2.

          9.2. Termination for Breach. Either party may suspend performance of and/or terminate this Agreement if the other party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach or if such breach cannot be cured within thirty (30) days, and such party fails to commence and continue meaningful steps to cure such breach within thirty
     (30) days.

          9.3. Termination due to Insolvency. Either party may suspend performance and/or terminate this Agreement if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed within one hundred and twenty (120) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

          9.4. Effect of Termination. Upon the termination of this Agreement for any reason: (i) all license rights granted under this Agreement shall terminate; (ii) Customer shall immediately pay to Inktomi all amounts due and outstanding as of the date of such termination; and (iii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party.

          9.5. Survival. In the event of any termination or expiration of this Agreement for any reason, Sections 1, 3, 4, 5.2, 6, 7 (to the extent designated to survive in the applicable Exhibit), 8, 9 and 10 shall survive termination or expiration of this Agreement. Neither party shall be liable to the other party for damages or equitable remedies of any sort resulting solely from terminating this Agreement in accordance with its terms.

          9.6. Remedies. Each party acknowledges that its breach of the confidentiality or service/license restrictions contained herein may cause irreparable harm to the other party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which the non-breaching party may be legally entitled, the non-breaching party shall have the right to seek immediately injunctive relief in the event of a breach of such confidentiality or service/license restrictions by the other party or any of its officers, employees, consultants or other agents.

     10. Miscellaneous.

          10.1. Understanding. Each party acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each party acknowledges that it has not been induced to enter into such agreements by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

          10.2. Notice. Any notice required under or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally;
     (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or

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     facsimile   transmission   when   confirmed  by   telecopier  or  facsimile
     transmission report; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section.

          10.3. Assignment. Neither party may assign its rights or delegate its obligations under this Agreement without the other party's prior written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement. Notwithstanding the above, Customer may assign its rights and delegate its obligations under this Agreement to MyTurn.com or any other entity in which Customer controls at least eighty percent (80%) or more of the outstanding securities, provided however, that MyTurn.com or any successor company thereto and such entity or any successor company thereto shall be held liable under the terms and conditions of this Agreement for any breach thereof by any assignee.

          10.4. No Third Party Beneficiaries. All rights and obligations of the parties hereunder are personal to the party that holds the rights or has the obligation. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

          10.5. Governing Law. This Agreement will be governed and construed, to the extent applicable, in accordance with United States law, and otherwise, in accordance with California law, without regard to its conflict of law principles. Except for claims relating to a breach of confidentiality under
     Section 6 or involving Intellectual Property Rights, any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in San Mateo County, California under the Commercial Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In connection with any litigation between the parties hereto arising out of or relating to this Agreement, each party hereto irrevocably consents to the exclusive jurisdiction and venue in the federal and state courts located in San Francisco and/or San Mateo County.

          10.6.   Independent   Contractors.   The   parties   are   independent
     contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

          10.7. Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, telecommunications outages, acts of God, war, governmental action, or any other cause which is beyond the reasonable control of such party.

          10.8. Compliance with Laws and Export Regulations. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement. Customer acknowledges that Inktomi is not the originator or exporter of any information the Services return as the result of queries submitted by any user of Customer's system. Customer is responsible for ensuring that the export of any information provided by the Services is exported in accordance with all applicable U.S. laws and regulations, including U.S. export control laws. Additionally, Customer acknowledges that Inktomi is not the exporter of any products or information sold by Customer through the Services. Customer is responsible for ensuring that the export of any products

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     facilitated  for sale through the Services are exported in accordance  with all applicable U.S. laws and regulations, including U.S. export control laws. Customer agrees to provide adequate safeguards including on line disclaimers on Customer's site to ensure compliance with these provisions.

          10.9. Waiver. The failure of either party to require performance by the other party of any provision shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

          10.10. Conflicts. In the event of a conflict between the terms of this Agreement and an Exhibit attached hereto, the terms of the Exhibit shall prevail.

          10.11. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the parties agree that such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

          10.12. Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect such agreements.

          10.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          10.14. Entire Agreement. This Agreement, Exhibits, Attachments and Schedules hereto, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer of the parties.

     IN WITNESS WHEREOF, the parties have caused this Portal Services Agreement to be signed by their duly authorized representatives.

GPC ACQUISITION CORP.                            INKTOMI CORPORATION


By: /s/ Paul Danner                              By: /s/ Jerry Kennelly
-------------------                              ----------------------


Name: Paul Danner                                Name: Jerry Kennelly
-----------------                                --------------------

Title: CEO                                       Title: Chief Financial Officer
----------                                       ------------------------------




                                      AA1-8

                                   EXHIBIT A-1
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                             GENERAL SEARCH SERVICES

Customer Site or Sites ("Site") shall be designated as follows: www.myturn.com or any another site as Customer may determine in its sole discretion.

This Exhibit to the Portal Services Agreement (this "Exhibit"), in conjunction with the terms of the Portal Services Agreement (the "Agreement") shall constitute the terms and conditions pursuant to which Inktomi shall provide General Search Services to Customer at the Site set forth above:

     1. Definitions. In addition to any terms defined in this Exhibit, the following terms shall have the meanings set forth below. Any other terms not otherwise defined in this Exhibit shall have the meanings prescribed to them in the Agreement.

          1.1. "Affiliate" means with respect to any person or entity, any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such person or entity. "Control" means the possession of beneficial ownership of more than 50% of the stock or other similar interest entitled to vote for election of the Board of Directors or similar managing authority.

          1.2. "Database" means Inktomi's full text index database of Web pages accessible by end users of the Site at any given time. The Database includes the "General Search Database."

          1.3. "General Search Database" is the database maintained as part of the General Search Services described on Attachment A to this Exhibit.

          1.4. "General Search Services" means the Internet Search Engine services to be provided by Inktomi for Customer under this Exhibit, as more fully described on Attachment A to this Exhibit.

          1.5. "Inktomi Data Protocol" means the written specification on how an Interface communicates and interacts with the Inktomi Search Engine.

          1.6. "Inktomi Search Engine" means Inktomi's current Search Engine as of the Effective Date as the same may be: (i) updated as provided on
     Schedule 1 to the Agreement; and (ii) otherwise updated, upgraded, modified, changed, or enhanced by Inktomi from time to time at its sole discretion. The Inktomi Search Engine does not and will not include features, options and modules developed and customized specifically for third parties and provided to such third parties on an exclusive basis, or features, options, modules and future products which Inktomi licenses or provides separately.

          1.7. "Inktomi Technology" means the Inktomi Search Engine, the Inktomi Data Protocol, the Interface Construction Tools and all other computer software, technology and/or documentation which is supplied by Inktomi for use in or in connection with delivery of the General Search Services, including, without limitation, all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein.

          1.8. "Interface" means the editorial and graphical content, and functionality (which is not otherwise Inktomi Technology hereunder), of the Web and other pages served to end users of Customer,

                                      AA1-9
     including without limitation all Search Pages, Inktomi Results Pages, instruction pages, frequently asked questions pages and any site end user terms and guidelines.

          1.9. "Interface Construction Tools" means all software tools, if any, in object code form, provided by Inktomi to assist Customer to build the Interface to the Inktomi Search Engine, including without limitation Inktomi's application server currently known as Forge.

          1.10. "Results Pages" means all Web pages displaying search results presented to end- users directly as a result of accessing the query mechanisms of the Inktomi Search Engine or indirectly through a cache controlled or influenced by Customer.

          1.11. "Results Set" means a set of results consisting of between zero and one hundred records presented in response to a search query.

          1.12. "Search Engine" means computer software which crawls the Internet, downloads and analyzes text and other data, sorts and organizes the data, creates an index of accessible data, and, after receiving a particular search request (in the form of a word query), locates material accessible in the database, and presents the results of the search.

          1.13. "Search Pages" means all Web pages which enable end users of the Site to initiate and send search queries to the Inktomi Search Engine.

          1.14. "Usage Data" means the demographic, psychographic, statistical and other end user data generated by operation of the Inktomi Search Engine in connection with the search services provided by Customer to end users of the Site, including without limitation all end user "click through" information, but excluding Web usage data generated by the Database.

     2. Provision of General Search Services; Site Implementation.

          2.1. General Search Services and Site Implementation. Subject to the terms and conditions of this Exhibit and the Agreement, Inktomi shall provide the General Search Services to Customer for use in the Site, such services to be provided substantially in accordance with the functionality specifications, performance criteria and limitations specified on Attachment A to this Exhibit. Inktomi, at its own expense, shall provide all data transmission capacity (bandwidth), disk storage, server capacity and other hardware and software required to run the Inktomi Search Engine and maintain the Database. Customer, at its own expense, shall create the Interface to the Inktomi Search Engine for the Site, and shall provide all disk storage, server capacity and other hardware and software required to run and maintain the Site and the Interface, and to serve advertisements on the Interface. Inktomi shall provide reasonable assistance (through telephone, e-mail, the Web, or fax) to Customer during regular business hours regarding development of the Interface and integration of the same with the Inktomi Search Engine. Customer, at its own expense, shall provide all data transmission capacity (bandwidth) required to connect to and receive information from the Inktomi Search Engine. Customer may only utilize the General Search Services in conjunction with search services provided by Customer to end users of the Site, and Customer shall have no right to provide, distribute, resell or provide services based on the General Search Services or any information (including Results Sets) generated therefrom to any other third party. Customer may not cache Results Sets or any other information obtained from the Inktomi databases without the prior written consent of Inktomi, which will not be unreasonably withheld or delayed; and if Customer wishes to begin such caching, Inktomi and Customer will first agree on appropriate Customer reporting requirements to ensure proper accounting of payments hereunder.

                                     AA1-10

          2.2. Test Cluster. During the development period for the Interface, Customer shall only have access through the Inktomi Data Protocol to a non-production version of the Inktomi Search Engine (the "Test Cluster"). Upon completion of the Interface and all desired testing against the Test Cluster, Customer shall present the Interface to Inktomi for review and testing against the production version of the Inktomi Search Engine. Inktomi shall promptly notify Customer of any problems or issues discovered by Inktomi regarding the Interface. Once cleared by Inktomi, Inktomi shall provide access to Customer to the production version of the Inktomi Search Engine. Customer may run reasonable tests against the Test Cluster and the production version of the Inktomi Search Engine, provided however that Customer may not conduct any load testing (prior to commercial launch of its search service) without the prior consent of Inktomi. Load testing as used herein means the generation and delivery of more than five queries per second. There shall no service fee payable by Customer for searches run against the Test Cluster.

          2.3. Delivery of Materials. Promptly following execution of this Exhibit, Inktomi shall provide the Inktomi Data Protocol and the Interface Construction Tools to Customer, which Customer may use solely in strict compliance with the terms of Section 4.

          2.4. Technical Support. Inktomi, at its own expense, shall provide technical support services to Customer regarding the operation of the Inktomi Search Engine. Such support services will be provided as set forth on Schedule 1 of the Agreement.

     3. Customer Obligations.

          3.1. Technical Support. Except as set forth in Section 2.4, Customer at its own expense shall provide all support including, without limitation, first level customer support services to end-users of the Site.

          3.2. Attribution. All Search Pages and Results Pages shall conspicuously display an icon to be provided by Inktomi (the "Inktomi Icon") that indicates that Inktomi's technology is being used. The Inktomi Icon shall measure at least 50 x 160 pixels and shall provide a link to a page of Inktomi's choice on Inktomi's Web site located at www.inktomi.com. The Inktomi Icon shall be visible "above the fold" and shall be in the form found at the Inktomi Icon site, currently located at http://www.inktomi.com/logo/PowByInkMed.gif.

     4. Intellectual Property Licenses/Ownership.

          4.1. Inktomi Data Protocol. Inktomi grants to Customer a nontransferable, nonexclusive license during the Term (as defined below) to use the Inktomi Data Protocol and the Interface Construction Tools solely to create and maintain the Interface to the Inktomi Search Engine for the Site. The license granted hereunder shall include the right to use the Interface Construction Tools or to develop an Interface to the Inktomi Search Engine for use on Sites of Service Recipients.

          4.2. Interface. As between Inktomi and Customer, Inktomi acknowledges that Customer owns all right, title and interest, including without limitation all Intellectual Property Rights, in and to the Interface (except for any software licensed by third parties to Customer and except for editorial content regarding the use and functionality of the Inktomi Search Engine provided by Inktomi to Customer for incorporation into the Site, which content shall be and remain Inktomi Technology), and that Inktomi shall not acquire any right, title or interest in or to the Interface, except as expressly set forth in this Exhibit or the Agreement.

                                     AA1-11

          4.3. Usage Data. Inktomi and Customer shall jointly own the Usage Data, excluding the Web index data which shall remain the sole property of Inktomi. Usage Data shall constitute Confidential Information (as defined below) of the parties hereunder; provided, that advertiser-specific Usage Data may be provided to advertising clients under non-disclosure agreements in connection with Customer's provision of advertising sales services; and provided further that Inktomi may use Usage Data (without separately identifying the source of the Usage Data) in providing search services to its customers. Customer shall cooperate with Inktomi to develop and implement procedures to capture Usage Data. Additional uses of the Usage Data shall require the mutual consent of the parties.

     5. Payments.

          5.1. Service Fees. Customer shall pay Inktomi service fees in the amount and on terms specified on Schedule 2 of the Agreement.

          5.2.  Records.  For purposes of fulfilling its obligations  under this
     Section 5.2, Customer shall keep complete and accurate records pertaining to the number of Results Sets served during the applicable period.

     6. Indemnification. Inktomi shall defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Customer alleging the software comprising the Inktomi Search Engine improperly includes any third party copyrighted subject matter, third party U.S. patented subject matter or third party trade secrets; provided that Customer promptly notifies Inktomi in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to Inktomi at Inktomi's expense and with Inktomi's choice of counsel. Customer shall cooperate with Inktomi, at Inktomi's expense, in defending or settling such claim and Customer may join in defense with counsel of its choice at its own expense. Inktomi shall not reimburse Customer for any expenses incurred by Customer without the prior written approval of Inktomi. The indemnification obligation set forth in this Section 6 shall terminate upon the expiration or termination of the General Search Services provided pursuant to this Exhibit.

     IN WITNESS WHEREOF, the parties have caused this Exhibit to the Agreement to be signed by their duly authorized representatives.

GPC ACQUISITION CORP.                      INKTOMI CORPORATION


By:/s/ Paul Danner                         By: /s/ Jerry Kennelly
------------------                         ----------------------


Name:Paul Danner                           Name: Jerry Kennelly
----------------                           --------------------

Title:  CEO                                Title: Chief Financial Officer
------  ---                                ------------------------------






                                     AA1-12

                                  ATTACHMENT A
                                       TO
                                   EXHIBIT A-1
                             GENERAL SEARCH SERVICES

Capitalized terms not otherwise defined in this Attachment shall have the meanings prescribed to them in the corresponding Exhibit to which this Attachment is attached or the Portal Services Agreement to which such Exhibit and Attachment are attached.

General Search Services

     Inktomi will use the Inktomi Search Engine and its own editorial discretion to crawl the Internet, download and analyze text and other data, sort and organize the data, create an index of accessible data, and, after receiving a particular search request from an end user (in the form of a word query), locate material accessible in the General Search Database, and present the results of the search to the end user. Inktomi will serve end user search queries out of one or more of its search engine data centers at Inktomi's discretion. The functionality specifications and performance criteria applicable to such services are as follows:

Functionality Specifications:

     Inktomi will operate the Inktomi Search Engine so as to enable end users of the Site to run queries against the General Search Database with the following functionality:

     - Ability to search by keyword, file type, domain (up to three levels), document title, modification dates, document contents, depth and metaword

     - Ability to search by full text and phrase, and search with Boolean operators (including AND, NOT and OR). Default search, barring user modification at query time by the end user, will be AND.

     - Search on included object, covering the following objects: Acrobat, java applets, active x controls, audio, plugins, Flash, form, frame, image, script, Shockwave, table, video and vrml

     -    Search on included file type, by file extension

     -    Search on specific script language, covering Javascript and Vbscript

     -    Limit search to pages containing links to a specified domain

     -    Limit search to words in the HTML "title" field

     -    Grammatical stemming

     -    Search by language

     -    Case sensitivity support

     -    Pornography filtration

     - Ability to selectively control the size of each Results Set (0-10 records, 11-20 records, 21-30 records, 31-50 records, 51-75 records, 76-100 records)

Performance Criteria

     - Size of Database - MInimum 54 million documents for all queries and a minimm of 110 million documents that may be accessed for up to 20% of daily queries

                                      AA1-1

     - Database Freshness - Objective is minimum 13 updates per year (approximately every 4 weeks, may vary depending on operational circumstances

     - Uptime / Downtime - Minimum 99% uptime (1% downtime) over monthly windows. Downtime = any 1 minute period in which Inktomi Search Engine processes no requests.

     -    Query / Response Speed - Average speed < = 750 milliseconds

 Production Schedule

         Customer will begin work on constructing the Interface, and Inktomi will begin work on tuning its Search Engine to provide the services set forth herein promptly upon execution of the Exhibit. Both parties will use commercially reasonable efforts so that the General Search Services are available to Customer for use in the Site within thirty (30) days following the Effective Date.

                                   EXHIBIT A-3
                                     TO THE
                            PORTAL SERVICES AGREEMENT

                           GENERAL DIRECTORY SERVICES

Site or Sites ("Site"): www.myturn.com or any other site as Customer may determine in its sole discretion.

This Exhibit to the Portal Services Agreement (this "Exhibit"), in conjunction with the terms of the Portal Services Agreement (the "Agreement") shall constitute the terms and conditions pursuant to which Inktomi shall provide General Directory Services to the Site set forth above:

     1. Definitions. In addition to any terms defined in this Exhibit, the following terms shall have the meanings set forth below. Any other terms not otherwise defined in this Exhibit shall have the meanings prescribed to them in the Agreement.

          1.1. "Directory" means Inktomi's Taxonomy and associated database of Web pages accessible by end users of the Site at any given time. The Directory includes the Inktomi version of Netscape Open Directory ("Open Directory").

          1.2. "General Directory Services" means the Internet Directory Engine services to be provided by Inktomi for Customer under this Exhibit, as more fully described on Attachment A to this Exhibit.

          1.3. "Inktomi Data Protocol" means the written specification on how an Interface communicates and interacts with the Inktomi Directory Engine.

          1.4. "Inktomi Directory Engine" means Inktomi's current Directory Engine as of the Effective Date as the same may be: (i) updated as provided on Schedule 1 to the Agreement; and (ii) otherwise updated, upgraded, modified, changed, or enhanced by Inktomi from time to time at its sole discretion. The Inktomi Directory Engine does not and will not include features, options and modules developed and customized specifically for third parties and provided to such third parties on an exclusive basis, or features, options, modules and future products which Inktomi licenses or provides separately.

          1.5. "Inktomi Technology" means the Inktomi Directory Engine, the Inktomi Data Protocol, the Interface Construction Tools and all other computer software, technology and/or documentation which is supplied by Inktomi for use in or in connection with delivery of the General Directory Services, including, without limitation, all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein.

          1.6. "Interface" means the editorial and graphical content and design of the Web pages served to end users of the Site, including without limitation any and all Default Category Pages, Search Page, Directory Results Pages, instruction pages, frequently asked questions pages and any Site end user terms and guidelines.

          1.7. "Interface Construction Tools" means all software tools, if any, in object code or source code form, provided by Inktomi to assist Customer to build the Interface to the Inktomi Directory Engine, including without limitation Inktomi's application server currently known as Forge.

                                      A3-1

          1.8. "Default Category Page" means the default first page of the Inktomi Directory Engine that is generated without a query to the Inktomi Directory Engine.

          1.9. "Directory Results Pages" means all Web pages displaying categories and/or results presented to end-users directly as a result of accessing the query mechanisms of the Inktomi Directory Engine. "Directory Results Pages" shall not include the Default Category Page.

          1.10. "Directory Results Set" means a set of results consisting of between zero (0) and ten (10) records presented in response to a query to the Inktomi Directory Engine.

          1.11. "Directory Engine" means computer software which crawls the Internet, downloads and analyzes text and other data, sorts and organizes the data in accordance with Inktomi's Taxonomy, creates an index of accessible data, and, after receiving a particular request, locates material accessible in the database, and presents the corresponding categories and/or results of the search.

          1.12. "Search Pages" means all Web pages which enable end users of the Site to initiate and send search queries to the Inktomi Directory Engine, including the Default Category Page and Directory Results Pages.

          1.13. "Taxonomy" means the series of categories developed by Inktomi that sets forth an organizational structure for categorizing, searching and accessing Web pages.

          1.14. "Usage Data" means the demographic, psychographic, statistical and other end user data generated by operation of the Inktomi Directory Engine in connection with the search services provided by Customer to end users of the Site, including without limitation all end user "click through" information, but excluding Web usage data generated by the Directory.

         2.   Provision of General Directory Services; Site Implementation.

          2.1. General Directory Services and Site Implementation. Subject to the terms and conditions of this Exhibit and the Agreement, Inktomi shall provide the General Directory Services to Customer for use in the Site, such services to be provided substantially in accordance with the functionality specifications, performance criteria and limitations specified on Attachment A to this Exhibit. Inktomi, at its own expense, shall provide all data transmission capacity (bandwidth), disk storage, server capacity and other hardware and software required to run the Inktomi Directory Engine and maintain the Directory. Customer, at its own expense, shall create the Interface to the Inktomi Directory Engine for the Site, and shall provide all disk storage, server capacity and other hardware and software required to run and maintain the Site and the Interface, and to serve advertisements on the Interface. Inktomi shall provide reasonable assistance (through telephone, e-mail, the Web, or fax) to Customer during regular business hours regarding development of the Interface and integration of the same with the Inktomi Directory Engine. Customer, at its own expense, shall provide all data transmission capacity (bandwidth) required to connect to and receive information from the Inktomi Directory Engine. Customer may only utilize the General Directory Services in conjunction with search services provided by Customer to end users of the Site, and Customer shall have no right to provide, distribute, resell or provide services based on the General Directory Services or any information (including the Default Category Page or Directory Results Sets) generated therefrom to any other third party. Customer may not cache the Default Category Page or Directory Results Sets or any other information obtained from the Inktomi databases without the prior written consent of Inktomi, which will not be unreasonably withheld or delayed; and if Customer wishes to begin such caching, Inktomi and

                                      AA3-2

Customer will first agree on appropriate Customer reporting requirements to ensure proper accounting of payments hereunder.

          2.2. Test Cluster. During the development period for the Interface, Customer shall only have access through the Inktomi Data Protocol to a non-production version of the Inktomi Directory Engine (the "Test Cluster"). Upon completion of the Interface and all desired testing against the Test Cluster, Customer shall present the Interface to Inktomi for review and testing against the production version of the Inktomi Search Engine. Inktomi shall promptly notify Customer of any problems or issues discovered by Inktomi regarding the Interface. Once cleared by Inktomi, Inktomi shall provide access to Customer to the production version of the Inktomi Search Engine. Customer may run reasonable tests against the Test Cluster and the production version of the Inktomi Search Engine, provided however that Customer may not conduct any load testing (prior to commercial launch of its search service) without the prior consent of Inktomi. Load testing as used herein means the generation and delivery of more than five queries per second. There shall be no service fee payable by Customer for searches run against the Test Cluster.

          2.3. Delivery of Materials. Promptly following execution of this Exhibit, Inktomi shall provide the Inktomi Data Protocol and the Interface Construction Tools to Customer, which Customer may use solely in strict compliance with the terms of Section 4.

          2.4. Technical Support. Inktomi, at its own expense, shall provide second level technical support services to Customer regarding the operation of the Inktomi Directory Engine. Such support services will be provided as set forth on Schedule 1 of the Agreement.

         3.   Customer Obligations.

          3.1. Technical Support. Except as set forth in Section 2.4, Customer at its own expense shall provide all support including, without limitation, first level customer support services to end-users of the Site.

          3.2. Attribution. All Default Category Pages, Search Pages and Results Pages shall conspicuously display an icon to be provided by Inktomi (the "Inktomi Icon") that indicates that Inktomi's technology is being used. The Inktomi Icon shall measure at least 50 x 160 pixels and shall provide a link to a page of Inktomi's choice on Inktomi's Web site located at www.inktomi.com. The Inktomi Icon shall be visible "above the fold" and shall be in the form indicated on the Inktomi Icon website, currently located at http://www.inktomi.com/logo/PowByInkMed.gif.

          3.3. Open Directory License Agreement. Customer agrees to comply with all terms of the Netscape Open Directory License Agreement found at http://www.dmoz.org/license and attached hereto as Attachment B to Exhibit A-3.

         4.   Intellectual Property Licenses/Ownership.

          4.1. Inktomi Data Protocol. Inktomi grants to Customer a nontransferable, nonexclusive license during the Term (as defined below) to use the Inktomi Data Protocol and the Interface Construction Tools solely to create and maintain the Interface to the Inktomi Directory Engine for the Site.

          4.2. Interface. As between Inktomi and Customer, Inktomi acknowledges that Customer owns all right, title and interest, including without limitation all Intellectual Property Rights, in and to the Interface (except for any software licensed by third parties to Customer and except for editorial content

                                      AA3-3
     regarding the use and functionality of the Inktomi Directory Engine provided by Inktomi to Customer for incorporation into the Site, which content shall be and remain Inktomi Technology), and that Inktomi shall not acquire any right, title or interest in or to the Interface, except as expressly set forth in this Exhibit or the Agreement.

          4.3. Usage Data. Inktomi and Customer shall jointly own the Usage Data, excluding the Web index data which shall remain the sole property of Inktomi. Usage Data shall constitute Confidential Information (as defined below) of the parties hereunder; provided, that advertiser-specific Usage Data may be provided to advertising clients under non-disclosure agreements in connection with Customer's provision of advertising sales services; and provided further that Inktomi may use Usage Data (without separately identifying the source of the Usage Data) in providing search services to its customers. Customer shall cooperate with Inktomi to develop and implement procedures to capture Usage Data., Additional uses of the Usage Data shall require the mutual consent of the parties.

         5.   Payments.

          5.1. Service Fees. Customer shall pay Inktomi service fees in the amount and on terms specified on Schedule 2 of the Agreement.

          5.2. Records. For purposes of fulfilling its obligations under Section
     5.2 of the Agreement, Customer shall keep complete and accurate records pertaining to the number of Directory Results Sets served during the applicable period.

          6. Indemnification. Inktomi shall defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Customer alleging the software comprising the Inktomi Directory Engine improperly includes any third party copyrighted subject matter, third party patented subject matter or third party trade secrets; provided that Customer promptly notifies Inktomi in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to Inktomi at Inktomi's expense and with Inktomi's choice of counsel. Customer shall cooperate with Inktomi, at Inktomi's expense, in defending or settling such claim and Customer may join in defense with counsel of its choice at its own expense. Inktomi shall not reimburse Customer for any expenses incurred by Customer without the prior written approval of Inktomi. The indemnification obligation set forth in this Section 6 shall terminate upon the expiration or termination of the General Directory Services provided pursuant to this Exhibit.

     IN WITNESS WHEREOF, the parties have caused this Exhibit to the Agreement to be signed by their duly authorized representatives.

GPC ACQUISITION CORP.                             INKTOMI CORPORATION

By: /s/ Paul Danner                               By: /s/ Jerry Kennelly
-------------------                               ----------------------

Name: Paul Danner                                 Name: Jerry Kennelly
-----------------                                 --------------------

Title:CEO                                         Title:Chief Financial Officer
---------                                         -----------------------------

Date: 2/4/00                                      Date:_______________________
------------



                                      AA3-4

                                  ATTACHMENT A
                                       TO
                                   EXHIBIT A-3

                           GENERAL DIRECTORY SERVICES

General Directory Services

     Inktomi shall provide  directory  services to Customer  through the Inktomi
Directory Engine during the Term of the Agreement. The functionality specifications and performance criteria applicable to such services are as follows:

     Functionality Specifications:

     The functionality specifications and performance criteria applicable to such services are as follows:

1.  Inktomi version of Netscape Open Directory.

     - An Inktomi version of Netscape Open Directory containing an estimated twenty-five thousand (25,000) categories and an estimated eight hundred thousand (800,000) documents.

     - Additional categories and documents from the Open Directory Project will continue to be included in the Inktomi version of the Netscape Open Directory.

     -    Directory categories may be accessed via the Inktomi Data Protocol.

2.  Crawling and Indexing.

     -    The   objective   is  a  minimum  of  twelve  (12)  updates  per  year
          (approximately every four (4) weeks which may vary depending upon operational circumstances).

                                   SCHEDULE 1
                                     TO THE
                            PORTAL SERVICES AGREEMENT

                             SUPPORT GUIDELINES FOR
                                 SEARCH SERVICES

1.    Definitions.

     (a) Hours of Operation. Inktomi will provide Customer with 7 x 24 support as set forth herein.

     (b) Problem. Any error, bug, or malfunction that makes any feature of the Inktomi Search Engine perform unpredictably or to otherwise become intermittently unavailable, or that causes the Inktomi Search Engine to have a material degradation in response time performance.

     (c) Severe Problem. Any error, bug, or malfunction that causes the Inktomi Search Engine to become inaccessible to Customer and its Site end users, or that causes any feature of the Inktomi Search Engine to become continuously unavailable.

     (d) Enhancement Request. A request by Customer to incorporate a new feature or enhance an existing feature of the Inktomi Search Engine.

     (e) Fix. A correction, fix, alteration or workaround that solves a Problem or a Severe Problem.

2.    Contact points.

     (a) Customer Technical Support Personnel. Customer will designate no more than three Customer employees as qualified to contact Inktomi for technical support.

     (b) Inktomi Technical Support Personnel. Inktomi will ensure that its Technical Support Personnel are adequately trained to provide technical support to Customer. Inktomi will provide Customer with a web interface or an email address (the "Support Address"), as well as an email pager address (the "Support Pager") for contacting the Inktomi Technical Support Personnel no later than one week prior to the Launch Date. Inktomi will also provide Customer with contact information for executive escalation personnel no later than one week prior to the Launch Date. Inktomi may change its designated Technical Support Personnel and executive escalation personnel at its discretion with reasonable notice to Customer.

3.    Support procedures.

     (a) All Problems reported by Customer Technical Support Personnel to Inktomi must be submitted via web site or email to the Support Address.

     (b) If Customer believes it is reporting a Severe Problem, Customer will accompany its email request with a page via the Support Pager.

     (c) Upon receiving a report from Customer, Inktomi will determine whether the request is a Problem, a Severe Problem, or an Enhancement Request. Inktomi will respond to the request and use reasonable commercial efforts to provide a Fix as described in the support table set forth below.

     (d) Inktomi will use commercially reasonable effort to inform Customer Technical Support Personnel of Fixes.

 4.    Support levels.

     (a) Customer will provide technical support to end users of the Sites who email or otherwise contact Customer directly with questions about the Sites. Customer will use its commercially reasonable efforts to Fix any Problems without escalation to Inktomi.

     (b) Inktomi will provide the following technical support solely to Customer Technical Support Personnel:

Receipt of email          Type of email        Target response           Target Fix Time and Reporting
request                   request              Time from email
                                               receipt

------------------------- -------------------- ------------------------  -----------------------------------------------
During business           Problem              Within one                Commercially reasonable best efforts
hours or other                                 business day              with weekly status reports to Customer
times

------------------------- -------------------- ------------------------  -----------------------------------------------
During the hours          Severe               Within two hours          Commercially reasonable best efforts
between  6:00 a.m.        Problem                                        with daily status reports to Customer
and 9:00 p.m.
Pacific time

------------------------- -------------------- ------------------------  -----------------------------------------------
During other times        Severe               Within four hours         Commercially reasonable best efforts
                          Problem                                        with daily status reports to Customer
------------------------- -------------------- ------------------------  -----------------------------------------------
During business           Enhancement          Within five               At Inktomi's discretion
hours or other            Requests             business days
times

------------------------- -------------------- ------------------------  -----------------------------------------------


     (c) In the event Inktomi does not respond to Customer within the target response time from email receipt set forth above, then Customer may contact the following Inktomi executive escalation personnel in order:

     Steve Crusenberry             -        Search Engine Technical Operations
     Troy Toman                    -        Director of Partner Services
     Dick Pierce                   -        COO
     Dave Peterschmidt             -        CEO

                                  ATTACHMENT B
                                       TO
                                   EXHIBIT A-3

                           GENERAL DIRECTORY SERVICES

Open Directory License

The Open Directory is a compilation of many different editors' contributions. Netscape Communications Corporation (`Netscape') owns the copyright to the compilation of the different contributions, and makes the Open Directory available to you to use under the following license agreement terms and conditions (`Open Directory License'). For purposes of this Open Directory License, `Open Directory' means only the Open Directory Project currently hosted at http://dmoz.org (or at another site as may be designated by Netscape in the future), and does not include any other versions of directories, even if referred to as an `Open Directory,' that may be hosted by Netscape on other web pages (e.g., Netscape Netcenter).

1. Basic License. Netscape grants you a non-exclusive, royalty-free license to use, reproduce, modify and create derivative works from, and distribute and publish the Open Directory and your derivative works thereof, subject to all of the terms and conditions of this Open Directory License. You may authorize others to exercise the foregoing rights; provided, however, that you must have an agreement with your sublicensees that passes on the requirements and obligations of Sections 2 and 4 below and which must include a limitation of liability provision no less protective of Netscape than Section 6 below. Due to the nature of the content of the Open Directory, many third parties' trade names and trademarks will be identified within the content of the Open Directory (e.g., as part of URLs and description of link). Except for the limited license to use the Netscape attribution in Section 2 below, nothing herein shall be deemed to grant you any license to use any Netscape or third party trademark or tradename.

2. Attribution Requirement. As a material condition of this Open Directory License, you must provide the below applicable attribution statements on (1) all copies of the Open Directory, in whole or in part, and derivative works thereof which are either distributed (internally or otherwise) or published (made available on the Internet and/or internally over any internal network/intranet or otherwise), whether distributed or published electronically, on hard copy media or by any other means, and (2) on any program/web page from which you directly link to/access any information contained within the Open Directory, in whole or in part, or any derivative work thereof:

          (a) If the Open Directory in whole or in part, or any derivative work thereof, is made available via the Internet or internal network/intranet and/or information contained therein is directly accessed or linked via the Internet or internal network/intranet then you must provide the Netscape attribution statement as described in the page(s) at the URL http://dmoz.org/become_an_editor.

          (b) If the Open Directory in whole or in part, or any derivative work thereof, is made available on any hard copy media (e.g., CD-ROM, diskette), you must place on the packaging a notice providing Netscape attribution as described in the page(s) at the URL http://dmoz.org/become_an_editor. If there is no `packaging', the previous attribution notice should be placed conspicuously such that it would be reasonably viewed by the recipient of the Open Directory.

          (c) If you are using or distributing the Open Directory in modified form (i.e., with additions or deletions), you must include a statement indicating you have made modifications to it. Such statement should be placed with the attribution notices required by Sections 2(a) and 2(b) above. Netscape grants you the non-exclusive, royalty-free license to use the above identified Netscape attribution statements solely for the purpose of the above attribution requirements, and such use must be in accordance with the usage guidelines that may be published by Netscape from time to time as part of the above URLs.

3. Right To Identify Licensee. You agree that Netscape has the right to publicly identify you as a user/licensee of the Open Directory.

4. Errors and Changes. From time to time Netscape may elect to post on the page(s) at the URL http://dmoz.org/become_an_editor certain specific changes to the Open Directory and/or above attribution statements, which changes may be to correct errors and/or remove content alleged to be improperly in the Open Directory. So long as you are exercising the license to Open Directory hereunder, you agree to use commercially reasonable efforts to check the page(s) at the URL http://dmoz.org/become_an_editor from time to time, and to use commercially reasonable efforts to make the changes/corrections/deletion of content from the Open Directory and/or attribution statements as may be indicated at such URL. Any changes to the Open Directory content posted at the page(s) at the URL http://dmoz.org/become_an_editor are part of Open Directory.

5. No Warranty/Use At Your Risk. THE OPEN DIRECTORY AND ANY NETSCAPE TRADEMARKS AND LOGOS CONTAINED WITH THE REQUIRED ATTRIBUTION STATEMENTS ARE MADE AVAILABLE UNDER THIS OPEN DIRECTORY LICENSE AT NO CHARGE. ACCORDINGLY, THE OPEN DIRECTORY AND THE NETSCAPE TRADEMARKS AND LOGOS ARE PROVIDED `AS IS,' WITHOUT WARRANTY OF ANY KIND, INCLUDING WITHOUT LIMITATION THE WARRANTIES THAT THEY ARE MERCHANTABLE, FIT FOR A PARTICULAR PURPOSE OR NON-INFRINGING. YOU ARE SOLELY RESPONSIBLE FOR YOUR USE, DISTRIBUTION, MODIFICATION, REPRODUCTION AND PUBLICATION OF THE OPEN DIRECTORY AND ANY DERIVATIVE WORKS THEREOF BY YOU AND ANY OF YOUR SUBLICENSEES (COLLECTIVELY, `YOUR OPEN DIRECTORY USE'). THE ENTIRE RISK AS TO YOUR OPEN DIRECTORY USE IS BORNE BY YOU. YOU AGREE TO INDEMNIFY AND HOLD NETSCAPE, ITS SUBSIDIARIES AND AFFILIATES HARMLESS FROM ANY CLAIMS ARISING FROM OR RELATING TO YOUR OPEN DIRECTORY USE.

6. Limitation of Liability. IN NO EVENT SHALL NETSCAPE, ITS SUBSIDIARIES OR AFFILIATES, OR THE OPEN DIRECTORY CONTRIBUTING EDITORS, BE LIABLE FOR ANY
INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, AND REGARDLESS OF WHETHER ANY CLAIM IS BASED UPON ANY CONTRACT, TORT OR OTHER LEGAL OR EQUITABLE THEORY, RELATING OR ARISING FROM THE OPEN DIRECTORY, YOUR OPEN DIRECTORY USE OR THIS OPEN DIRECTORY LICENSE AGREEMENT.

7. California Law. This Open Directory License will be governed by the laws of the State of California, excluding its conflict of laws provisions. Rev01-13-99